Exhibit 99.1

Idaho Copper Corp. Announces 1:20 Reverse Stock Split to Support Uplisting Requirements

Boise, Idaho, December 16, 2025 (GLOBE NEWSWIRE) — Idaho Copper Corp. (OTC: COPR), a critical minerals developer advancing a flagship copper-molybdenum project in Idaho, today announced that its previously disclosed 1-for-20 reverse stock split (the “Reverse Split”) became effective as of the market open on December 15th, 2025.

The Reverse Split is intended to increase the price per share of the Company’s common stock to support the Company’s efforts to satisfy certain initial listing standards for the NYSE American exchange, in connection with the Company’s planned uplisting strategy.

As a result of the Reverse Split, every twenty (20) shares of issued and outstanding common stock will be automatically combined into one (1) share. The total number of authorized shares of common stock was also reduced proportionately from 100,000,000 to 5,000,000. The Reverse Split affects all stockholders uniformly and will not alter any stockholders’ percentage ownership interest in the Company, except for minor adjustments resulting from the treatment of fractional shares. No fractional shares will be issued; any fractional resulting from the Reverse Split will be rounded up to the nearest whole share. Proportional adjustments will be made to outstanding equity awards, warrants, options, and other securities in accordance with their terms.

VStock Transfer, the Company’s transfer agent, is acting as the exchange agent for the Reverse Split. Stockholders holding shares in book-entry form or in “street name” through a brokerage account are not required to take any action. Their accounts will be automatically adjusted to reflect the Reverse Split. The transfer agent will send instructions to stockholders of record holding physical share certificates regarding the process for exchanging their certificates. The Company’s common stock will trade under the temporary ticker symbol “COPRD” for 20 business days, after which the ticker is expected to revert to “COPR” on or about January 13, 2026. The new CUSIP number for the Company’s common stock following the Reverse Split is 481159200.

Andrew Brodkey, Chief Executive Officer of Idaho Copper, commented: “This corporate action has been in the works for some time, and is an important step towards moving onto the NYSE American. We would like to thank our many partners and stakeholders for their help in the process as we strive to create sustainable, long-term value for our shareholders.”

About Idaho Copper Corporation

Idaho Copper Corporation (OTC: COPR) is a critical minerals developer advancing the flagship “CuMo” copper-molybdenum project in Boise County, Idaho. Spanning 2,640 acres, a 2020 Preliminary Economic Assessment found that at the lowest cut-off grade, CuMo is one of the largest undeveloped copper deposits in the western hemisphere (~4B lb. Copper), likely the largest undeveloped molybdenum deposit in the world (1.6B lb.), with significant quantities of silver, rhenium, and tungsten as well. To learn more, please visit our website at idaho-copper.com.

Safe Harbor Statement

This press release contains forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. These statements are not historical facts but rather are based on the Company’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, the Company cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Except to the extent required by law, the Company has no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended January 31, 2025, as filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2025, and the Company’s other periodic and quarterly filings with the SEC.

Investor Relations Contact:

Lucas A. Zimmerman | Managing Director

MZ Group - MZ North America

(262) 357-2918

COPR@mzgroup.us

www.mzgroup.us